CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-8, dated June 14, 1995, with regard to BT Financial Corporation 401(K) Plan for Banking Employees, of our report dated January 21, 1997 on our audits of the consolidated financial statements of BT Financial Corporation and affiliates as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.



                                      /s/ Coopers & Lybrand LLP
600 Grant Street
Pittsburgh, PA
March 27, 1997